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Exhibit 24.1

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Creighton Early and William Stowell, and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on June 10, 2004.

Signature	Title

/s/ RICHARD J. DADAMO RICHARD J. DADAMO	CHAIRMAN OF THE BOARD AND DIRECTOR
/s/ CREIGHTON K. EARLY CREIGHTON K. ("KIM") EARLY	CHIEF EXECUTIVE OFFICER AND DIRECTOR
/s/ RICHARD H. WHEATON RICHARD H. WHEATON	DIRECTOR
/s/ JOHN W. HOHENER JOHN W. HOHENER	DIRECTOR
/s/ GORDON M. WATSON GORDON M. WATSON	DIRECTOR
/s/ SAMUEL W. TISHLER SAMUEL W. TISHLER	DIRECTOR

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  Exhibit 24.1
POWER OF ATTORNEY